BGSF, Inc. Announces First Quarter 2021 Financial Results
and 26th Consecutive Dividend

PLANO, Texas – (May 6, 2021) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its first quarter ended March 28, 2021.

The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share of common stock. The dividend is payable on May 24, 2021 to all shareholders of record as of the close of business on May 17, 2021. This marks the 26th consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 2.9%.

Q1 2021 Highlights:
•Revenues were $67.7 million, down 8.6% from 2020
•Gross profit was $18.8 million, down 7.2% from 2020, while gross margin increased 0.4% to 27.8% in 2021
•Selling, general and administrative expenses increased $0.5 million, or 3.2% over 2020, due to the addition of our acquisitions in early 2020 and early 2021, offset by reductions in our legacy divisions and lower transaction fees
•Net income was $0.7 million ($0.07 per diluted share), vs. net income of $1.5 million ($0.14 per diluted share) in 2020
•Adjusted EPS1 was $0.16, down from $0.28 in 2020
•Adjusted EBITDA1 was $2.9 million (4.3% of revenues), vs. $5.3 million (7.1% of revenues) in 2020
•Availability of $25.1 million under the senior secured revolving credit facility at March 28, 2021
•Days sales outstanding of 53 days vs. 58 days at the end of 2020
“While first quarter results were once again impacted by ongoing effects of the pandemic, we are excited about the solid progress we continue to make in realizing the benefits of our aggressive business process investments to strengthen our digital platform, drive operational efficiencies and execute cross-selling opportunities. These initiatives were largely completed in the fourth quarter, and we are beginning to see the fruits of our labor to drive future profitability and growth,” said Beth A. Garvey, President and CEO.
“Operationally, the Real Estate segment is showing signs of recovery with a sequential improvement from Q4 2020 to Q1 2021 despite the extension of the moratorium on rent to June 2021 and the severe winter storm experienced in Texas in February, which disrupted productivity due to extended power outages. Our teams are progressing with market relaunches in anticipation of a recovery and pent-up demand. Our Professional segment performed well in our IT Consulting practice with a solid performance in cybersecurity offset by expected completion of projects and long-term contracts initiated during mid-2020. With our February 2021 acquisition of Momentum Solutionz largely integrated, active new client introductions are taking place,
1Non-GAAP financial measure. See reconciliation at end for details.

which will drive cross-sell and new managed service opportunities going forward. Light Industrial reported an increase year-over-year from high demand while managing through the severe industry-wide labor shortages, primarily due to the latest federal government relief package. Overall, orders are up across all divisions, and we are actively pursuing new and innovative ways to attract and retain talent. Lastly, we are taking an intentional focus on exploring select acquisition opportunities to augment our organic growth strategy.”

Conference Call
Interested participants may dial 833-316-0561 (U.S. callers), 412-317-5735 (international callers) or 866-605-3852 (Canada callers) and ask for the BGSF call at 4:30 p.m. EDT on May 6, 2021. A replay of the call will be available one hour after the call ends through May 13, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers), or 855-669-9658 (Canada callers) and reference PIN Number 10155096. The live webcast and archived replay are accessible at the investor relations section of the Company's website at www.bgsf.com.

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 70th largest U.S. staffing company and the 50th largest IT staffing firm in the 2020 updates. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the

Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgsf.com 214.442.0016

Source: BGSF, Inc.

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended
	March 28, 2021	March 29, 2020
	(dollars in thousands)
Net income	$712	$1,499
Interest expense, net	377	456
Income tax expense	143	703
Depreciation and amortization	860	1,415
Share-based compensation	236	193
Transaction fees	136	541
IT roadmap	422	459
Adjusted EBITDA	$2,886	$5,266

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended
	March 28, 2021	March 29, 2020

Net income per diluted share	$0.07	$0.14
Acquisition amortization	0.06	0.11
Transaction fees	0.01	0.05
IT roadmap	0.04	0.04
Income tax expense adjustment	(0.02)	(0.06)
Adjusted EPS	$0.16	$0.28